SCHEDULE 14A INFORMATION

     Proxy Pursuant to Section 14 (a) of the Securities Exchange Act of 1934

Filed by the Registrant  X         Filed by a party other than the registrant
--------------------------------------------------------------------------------

Check the appropriate box:
X Preliminary proxy statement
  Definitive Proxy statement
  Definitive Additional Statement
  Soliciting Material Pursuant to ss. 240.14a - 11(c) or ss. 240.14a - 12 Confidential, for Use of the Commission Only(as permitted by Rule 14a-6(c)(2))


                          Ben & Jerry's Homemade, Inc.
                (Name of Registrant as Specified by Its Charter)

                          Ben & Jerry's Homemade, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
X No Fee Required
  Fee computed on table below

                          BEN & JERRY'S HOMEMADE, INC.
                               30 Community Drive
                      South Burlington, Vermont 05403-6828


                                                                  May 15, 1998


Dear Shareholder:

You are cordially invited to attend the 1998 Annual Meeting of Shareholders, which will be held on Saturday, June 27, 1998 on the Golf Course at the Sugarbush Resort in Warren, Vermont, at 10:00 in the morning. Enclosed is a Proxy Statement and Proxy Card for voting Class A Common Stock and Class B Common Stock, a parking pass for the 1998 Shareholder Meeting and a copy of the 1997 Annual Report to Shareholders.

On the following pages you will find a Notice of the 1998 Annual Meeting and Proxy Statement. The Notice of Annual Meeting lists 4 items of formal business to address at the Annual Meeting.

After carefully considering the Proxy Statement, we hope that you will support the election of the Directors and in approving Items 2 & 3. We recommend that you vote against Item 4.

We will follow the formal business with time for discussion, and we welcome your comments, questions and ideas.

After the meeting, we invite you to join in the One World One Heart(TM) Festival, a wonderful one day celebration, located at Sugarbush North. The Festival will run from 11:00 a.m. until 7:00 p.m. and be filled with lots of good music, good food, good fun, good intentions and good friends. Please join us in this community celebration.

                                                 Best regards,

                                                 /s/Ben Cohen
                                                 Ben Cohen
                                                 Chairperson

                                                 /s/Perry D. Odak
                                                 Perry D. Odak
                                                 Chief Executive Officer

                          BEN & JERRY'S HOMEMADE, INC.
                               30 Community Drive
                      South Burlington, Vermont 05403-6828

                                TABLE OF CONTENTS
                                                                          Page
Notice of Annual Meeting of Shareholders................................... 1

 Proxy Statement........................................................... 2
     Introduction.......................................................... 2
     Shares outstanding, voting rights and record date..................... 2

Item 1 - Nominees for Director ............................................ 2

     Directors Standing for Election....................................... 2
     Committees of the Board............................................... 5
     Attendance at Board and Committee Meetings............................ 5

Item 2 - Increase Authorized Capital Stock................................. 6

Item 3 - Ratification of Selection of Auditors............................. 8

Item 4  - Shareholder Proposal............................................. 8

Security Ownership of Certain Beneficial Owners and Management.........    10

Executive Compensation.....................................................11
         Summary Compensation Table........................................11
         Options/SAR Grants................................................12
         Aggregated Options................................................12
         Compensation Committee Report.....................................12
         Certain Relationships & Related Transactions......................14

Stock Performance Graph....................................................16

Voting, Miscellaneous, General.............................................17

Exhibit A..................................................................18

                          BEN & JERRY'S HOMEMADE, INC.
                               30 Community Drive
                      South Burlington, Vermont 05403-6828

                          BEN & JERRY'S HOMEMADE, INC.

                NOTICE OF THE 1998 ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of Ben & Jerry's Homemade, Inc. will be held on the Golf Course at the Sugarbush Resort in Warren, Vermont, on Saturday the 27th of June at 10:00 a.m., Vermont time, for the following purposes:

1. To fix the number of directors at ten and to elect one class of three directors to serve for one year expiring at the 1999 Annual Meeting of Shareholders, one class of three directors to serve for a two year term expiring in 2000, and one class of four directors to serve for a three year term expiring in 2001; and until their successors are elected and qualified.

2. To increase the authorized capital stock by 1,000,000 shares of Class B Preferred Stock, $1 par value, and to authorize the Board of Directors to determine the preferences, limitations and relative rights of such class or one or more series of such class and to issue such shares from time to time on terms and conditions approved by the Board of Directors.

3. To consider and act upon a proposal to ratify the selection of Ernst & Young LLP as independent auditors for the 1998 fiscal year.

4. To consider and act upon a shareholder proposal, if submitted at the Meeting.

5. To transact any other business that may properly be brought before the Meeting or any adjourned session thereof.


Shareholders of record at the close of business on April 20, 1998 are entitled to notice of, and to vote at, the Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Frances Rathke, Secretary
South Burlington, Vermont
May 15, 1998

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY ( FOR CLASS A COMMON STOCK AND FOR CLASS B COMMON STOCK) AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                          BEN & JERRY'S HOMEMADE, INC.
                               30 Community Drive
                         South Burlington, VT 05403-6828

                       1998 ANNUAL MEETING OF SHAREHOLDERS
                                  June 27, 1998

                                 PROXY STATEMENT

     The enclosed form of proxy (for Class A Common Stock and for Class B Common Stock) is solicited on behalf of the Board of Directors of Ben & Jerry's Homemade, Inc. ("Ben & Jerry's" or the "Company") for use at the 1998 Annual Meeting of Shareholders to be held on the Golf Course at Sugarbush Resort in Warren, Vermont on Saturday, June 27th, 1998 at 10:00 a.m., Vermont time (E.S.T.), and at any adjourned session thereof (the "Meeting").

     Any proxy may be revoked prior to its exercise (i) by written notice received by the Secretary of the Company at its mailing address set forth above,
(ii) by execution of a later-dated proxy or (iii) by attending the Meeting and voting the shares covered by the proxy in person.

     Shareholders of record at the close of business on April 20, 1998 are entitled to receive notice of and to vote at the Meeting. Each share of the Company's Class A Common Stock and Class A Preferred Stock outstanding on the record date is entitled to one vote, and each share of the Company's Class B Common Stock is entitled to ten votes. As of the close of business on April 20, 1998 there were outstanding and entitled to vote 6,383,171 shares of Class A Common Stock, 860,530 shares of Class B Common Stock and 900 shares of Class A Preferred Stock.

     The Company's Annual Report for 1997 is being mailed to shareholders with this Proxy Statement. It is expected that this Proxy Statement will be mailed to shareholders on or about May 15, 1998.

                         ITEM 1 - NOMINEES FOR DIRECTOR

     Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates to elect the nominees named below. Management knows of no reason why any nominee should refuse or be unable to serve. However, should any of the nominees refuse or be unable to serve, it is the intention of the persons named as proxies to act in respect to the filling of that office by voting the shares to which the proxy relates, unless authority to do so has been withheld or limited in the proxy, for the election of such other person or persons as may be designated by the Board of Directors or, in the absence of such designation, in such other manner as they may, in their discretion, determine. All nominees for election were previously elected directors of the Company at the 1997 Annual Meeting.

     At the 1997 Annual Meeting, the shareholders approved an amendment to the Articles of Organization providing for a classified Board of Directors. However, since that meeting was held on Saturday, the Articles of Amendment could not be filed with the Secretary of State of the State of

Vermont on that day, and therefore, the 1997 Annual Meeting could not then proceed to elect directors for the staggered terms contemplated by the classified board Amendment, and accordingly the Meeting proceeded to elect directors for the ensuing year only. The Articles of Amendment have now been filed, and the shareholders can, pursuant thereto, elect directors to the classified board, one class of three directors for a one year term, one class of three directors for a two year term and one class of four directors for a three year term.

     Messrs. Furman and Morgan and Ms. Bankowski have been designated Class A Directors to serve if elected for a term of one year expiring at the 1999 Annual Meeting of Shareholders and until their successors are elected and qualified. Messrs. Ferrari, Greenfield and Miller have been designated Class B Directors to serve, if elected, for a term of two years, expiring at the 2000 Annual Meeting of Shareholders and until their successors are elected and qualified; and Ms. Henderson, Messrs. Cohen, Odak and Patti have been designated Class C Directors to serve, if elected, for a term of three years expiring at the 2001 Annual Meeting of Shareholders and until their successors are elected and qualified.

Set forth below is information relating to the nominees. Each director elected will serve until his/her successor is elected and qualified or until his/her earlier resignation or removal. None of the nominees for director is related to any other nominee or to any executive officer of the Company by marriage, adoption or blood.







Name                       Age      Principal Occupation or Employment                      Director Since

Class A Directors, term expires at the Annual Meeting of Shareholders 1999:

Elizabeth Bankowski        50       Elizabeth Bankowski has served as Director of                    1990
                                    Social Mission Development at the Company since 1991.
                                    Additionally, Ms. Bankowski is Secretary and Director of
                                    the Ben & Jerry's Foundation, Inc.

Jeffrey Furman             54       Jeffrey Furman is Treasurer and Director of the Ben & Jerry's    1982
                                    Foundation, Inc. Mr. Furman was a consultant to the
                                    Company from March 1991 through December 1996.
                                    .
Henry Morgan               72       Henry Morgan is retired Dean Emeritus of Boston                  1987
                                    University School of Management. Mr. Morgan serves
                                    on the Board of Directors of Cambridge Bancorporation;
                                    Southern Development Bancorporation; and Cleveland
                                    Development Bancorporation.


Class B Directors, term expires at the Annual Meeting of Shareholders 2000:

Pierre Ferrari             48       In 1997 Mr. Ferrari became President of Lang International,      1997
                                    a marketing consulting firm.  From 1994 to 1997 Mr. Ferrari was the Special Assistant to the President and CEO of Care,
                                    the world's largest private relief and development agency. Prior to 1994, Mr. Ferrari held various senior level marketing positions at the Coca-Cola Company.


Name                       Age      Principal Occupation or Employment                      Director Since

Jerry Greenfield           46       Jerry Greenfield, a Founder of the Company, has served           1977
                                    as Director and Vice Chairperson of the Board of Directors
                                    since 1990.  Mr. Greenfield is also President and Director of the Ben & Jerry's Foundation, Inc.

Frederick A. Miller        51       Since 1985 Frederick A. Miller has served as                     1992
                                    as President of the Kaleel Jamison Consulting
                                    Group, Inc., a strategic culture change and
                                    management consulting firm.

Class C Directors, term expires at annual meeting of shareholders 2001:

Ben Cohen                  46       Ben Cohen, a founder of the Company, has served                  1977
                                    as Chairperson of the Board of Directors since February
                                    1989.  From January 1, 1991 through January 29, 1995 he
                                    was the Chief Executive Officer of the Company. Mr.
                                    Cohen has been a director of the Company since 1977.
                                    Mr. Cohen is a director of Blue Fish Clothing, Inc.,
                                    Community Products Inc., Social Venture Network, Center
                                    for Defense Information and Greenpeace USA.
                                    Community Products Inc. filed for protection under
                                    Chapter 11 of the United States Bankruptcy Code.

Jennifer Henderson         44       Jennifer Henderson is Director of Training at the Center         1996
                                    for Community Change in Washington, DC and President of
                                    Strategic Interventions,   Inc.,  a   leadership   and
                                    management consulting firm.

Perry D. Odak              52       Perry D. Odak has served as Chief Executive Officer of the       1997
                                    Company since December 31, 1996, as a director of the
                                    Company since January 1997, and as Chief Executive Officer and President since June 1997. From 1990 to 1996, Mr.
                                    Odak was a principal in Odak, Pezzani & Company, a
                                    private management consulting firm. From 1994 to 1995,
                                    Mr. Odak was Chief Executive Officer of Graham Packaging.

Andrew S. Patti            56       Andrew S. Patti is the Senior Executive and Founder              1997
                                    of Rianco, LLC, a venture capital firm. Mr. Patti was
                                    Executive Vice President of Ameritech, a telecommunications company  from  September  1996  to  February 1997.
                                    From 1978 until 1995 Mr. Patti was an executive   with
                                    The   Dial   Corporation, including holding the position
                                    of President.



     There were six meetings of the Board of Directors in 1997. Directors who are not employees or full-time consultants of the Company receive an annual retainer fee of $18,000, in addition to a $1,000 per board meeting attendance fee, and reimbursement of reasonable out-of-pocket expenses. The Company has the 1995 Non-Employee Directors' Plan for Stock in Lieu of Directors' Cash Retainer under which directors may elect to be paid annually, in lieu of the cash retainer for board services, shares of Class A Common Stock having a fair market value (as of the date of payment) equal to the amount of such annual retainer. Four non-employee directors, Pierre Ferrari, Frederick A. Miller, Henry Morgan, and Andrew Patti each elected to receive 936 shares of Class A Common Stock in lieu of the cash retainer for the twelve month period ending July 1,1998 under this Plan.

     The Board of Directors has an Audit Committee, on which Messrs. Patti (Chairperson), Ferrari and Morgan, none of whom are employees of the Company, serve. This Committee met three times in 1997. The Audit Committee reviews with management and the Company's independent public accountants the following: the Company's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the accountants upon the financial condition of the Company and its accounting procedures and internal controls, and such other matters as the Committee deems appropriate.

     The Board of Directors has a Compensation Committee which reviews salary and related compensation matters relating to officers of the Company, the compensation of all executive officers of the Company, and makes recommendations to the Board regarding policy changes related to compensation and administers certain compensation plans, including: the 1995 Equity Incentive Plan; the Employee Stock Purchase Plan; and the 1985 Stock Option Plan (under which no further options may be granted). Messrs. Morgan (Chairperson) and Miller and Ms. Henderson, none of whom are employees of the Company, serve on this Committee.

     The Board of Directors has a Nominating Committee on which Messrs. Cohen (Chairperson), Ferrari, Greenfield, and Odak and Ms. Bankowski, serve. The Committee met twice in 1997.

     The Board of Directors has an Executive Committee on which,effective March 31, 1998 Messrs. Ferrari, Miller, Morgan and Odak serve. The Committee met twice in 1997.

     The Board of Directors has a Social Mission/Worklife Committee on which, effective March 31, 1998, Messrs. Miller (Chairperson) and Ferrari and Ms. Bankowski, serve. The Committee oversaw the preparation of the 1997 Social Performance Assessment. The Committee met three times in 1997.

     Effective March 31, 1998, the Board established two additional committees: the Product/Marketing Committee and the Finance Committee. The Product/Marketing Committee on which Messrs. Ferrari (Chairperson), Cohen and Ms. Henderson serve, and the Finance Committee on which Messrs. Morgan (Chairperson), Greenfield and Patti serve.

Recommendation of the Board of Directors

     The Board of Directors recommends that the shareholders vote to fix the number of directors at ten and for each of the ten nominees.

           ITEM 2 - APPROVAL OF AMENDMENT TO THE COMPANY'S ARTICLES OF
                 ORGANIZATION PROVIDING FOR THE AUTHORIZATION OF
                             CLASS B PREFERRED STOCK

     The Articles of Organization currently authorize 20,000,000 shares of Class A Common Stock, of which 6,383,171 shares were outstanding on April 20, 1998, 3,000,000 shares of Class B Common Stock, of which 860,530 shares were outstanding on said date, and 900 shares of Class A Preferred Stock, all of which were outstanding. The Board of Directors has proposed and recommends to the shareholders that the Articles of Organization be amended to increase the authorized capital stock by 1,000,000 shares of a new class of Preferred Stock, namely Class B Preferred Shares, $1 par value per share, which may be issued in one or more series by the Board of Directors. The Board of Directors will be authorized to fix from time to time the designations, preferences, limitations and relative rights of each series of the Class B Preferred Shares and to issue such shares on terms and conditions approved by the Board of Directors.

     Other than the Class A Preferred issued to the Ben & Jerry's Foundation, Inc. in 1985, there are no shares of Preferred Stock authorized, issued or outstanding. The proposed amendment would authorize the Board of Directors to issue Class B Preferred Stock from time to time in one or more series, with such designations, preferences, limitations and relative rights as the Board of Directors may determine. These may include, but not be limited to (a) the distinctive designation of each series and the number of shares that will constitute such series; (b) the dividend rate or rates, if any, for such series;
(c) the price at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (d) the purchase or sinking fund provision, if any, for the purchase or redemption of shares of such series; (e) any preferential amount payable upon each share or such series in the event of the liquidation, dissolution or winding up of the Company; (f) the voting rights, if any, of shares of such series, and the number of votes per share if there are voting rights, and any right to vote as a separate voting group (or class); (g) the terms and conditions, if any, upon which shares of such series may be converted into shares of other classes or series of shares of the Company, or other securities; and (h) the relative rights of priority of each series as to dividends and assets. Each series of Class B Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank, with respect to dividends and redemption and liquidation rights, senior to the Class A Common Stock, the Class B Common Stock (together, sometimes referred to as the "Common Stock") and the Class A Preferred Stock. This summary description of this amendment to the Company's Articles of Organization is qualified in its entirety by reference to the complete text of the proposed Amendment contained in Exhibit A hereto.

     The Board of Directors believes that the proposed authorization of Class B Preferred Stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as financings, corporate mergers, acquisitions of businesses or other assets, or other corporate purposes. Having such authorized shares available for issuance in the future would allow shares of Class B Preferred Stock to be issued without the expense and delay of a special shareholders' meeting. The shares of Class B Preferred Stock would be available for issuance from time to time for any proper corporate purposes in one or more series (which may be "customized" by the Board for the particular purpose) without further action by the holders of shares of Common Stock or any then-outstanding shares of Preferred Stock, except as may be required by applicable law or stock exchange rules. In this respect, the situation will be similar to the issue of additional shares of authorized but unissued Class A Common Stock and Class B Common Stock, which can now be issued and sold by the Board of Directors for any proper corporate purpose without further action by shareholders, except as may be required by applicable law or stock exchange rules.

     It is not possible to state the precise effects of the authorization of the Class B Preferred Stock upon the rights of holders of Common Stock or the Class A Preferred Stock until the Board of Directors determines the respective preferences, limitations and relative rights of the holders of one or more series of Class B Preferred Stock that are actually issued in the future. However, such effects might include (a) a reduction of the amount otherwise available for payment of any dividends on Common Stock, to the extent dividends are payable on any issued shares of Class B Preferred Stock, and restrictions on dividends on Common Stock if dividends on outstanding Class B Preferred Stock are in arrears; (b) dilution of the voting power of the Common Stock (or the Class A Preferred) to the extent that any issued series of the Class B Preferred Stock has voting rights as may be determined by the Board; and (c) the holders of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to outstanding Class B Preferred Stock.

     This amendment might have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's Common Stock, to acquire control of the Company with a view to imposing a merger, sale of all or any part of the Company's assets or a similar transaction or otherwise to exercise such control, since the issuance of new shares of Class B Preferred Stock could be used, directly or pursuant to shareholder rights plans, to dilute the stock ownership or voting rights of such person or entity. Moreover, the characterization of the Class B Preferred Shares as a possible "anti-takeover" provision must be viewed in light of the existing Class B Common Stock and the Class A Preferred Stock outstanding and the Classified Board of Directors provided for by the Amendment to the Articles of Organization approved by shareholders at the 1997 Annual Meeting of
Shareholders, all of which may be deemed to be "anti-takeover" provisions in that the Board of Directors believes that the existence of these securities and the Classified Board will make it difficult for third parties to acquire control of the Company on terms opposed by the Class B Shareholders, including those who are also members of the Board of Directors. (See "Security Ownership of Certain Beneficial Owners and Management"), or for incumbent management and the Board of Directors to be removed. Management is not aware of any current effort by any person to gain control of the Company. However, in early 1998, as previously disclosed by the Company, Dreyer's Grand Ice Cream, Inc. made overtures to Ben Cohen and Jerry Greenfield, the Company's co-founders, to obtain their support for an offer that Dreyer's would make to acquire the Company. These overtures were rejected by the co-founders who stated: "As shareholders, each of us has always been firmly committed to the view that Ben & Jerry's Homemade, Inc. should remain an independent company headquartered in Vermont, in a position to carry out its three part corporate mission. Accordingly, neither of us will agree to support or vote for the transaction with Dreyer's." While future developments could change the Company's position in this regard, at the date of this Proxy Statement the Company has no agreements, commitments or understandings with respect to the sale or issuance of the shares of the proposed Class B Preferred Stock.

Vote Required

Adoption of the amendment will require (i) the favorable vote of a majority of the votes entitled to be cast by the holders of the Class A Common Stock, the Class B Common Stock and the Class A Preferred Stock voting together as a single voting group and (ii) the favorable vote of a majority of the votes entitled to be cast, respectively, by the holders of the Class A Common Stock, the Class B Common Stock and the Class A Preferred Stock, each class voting separately as a single voting group.

Recommendation of the Board of Directors

      The Board of Directors recommends that the shareholders vote FOR approval of the Amendment to the Articles of Organization.


                 ITEM 3 - RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors has selected the independent public accounting firm of Ernst & Young LLP to audit the accounts of the Company for the fiscal year 1998. The Board of Directors has recommended that shareholders ratify this selection. The Board of Directors will review its selection if this proposal is not approved by the shareholders of the Company at the Annual Meeting.

Neither the firm of Ernst & Young LLP nor any of its partners has a direct or materially indirect financial interest in the Company. Representatives of the firm of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to reply to shareholder inquiries.

Vote Required

The affirmative vote of a majority of the votes properly cast on the matter by all shares of outstanding stock of the Company, voting together, at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1998.


Recommendation of the Board of Directors

     The Board of Directors recommends a vote FOR the proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1998.






                          ITEM 4 - SHAREHOLDER PROPOSAL

The Company has been notified that Eric Wollman, of Brooklyn, New York, intends to present the following proposal for consideration at the Annual Meeting.

Proposal- Repeal Classified Board of Directors
     Be it resolved, that the shareholders of Ben & Jerry's Homemade, Inc. request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately and would be applicable to the re-election of any incumbent director whose term, under the current staggered system, subsequently expires.

     Statement of Support. I believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of shareholders by classes, for multi-year terms, in my opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of the director or directors.

     In addition, since only a portion of the Board of Directors is elected each year, I believe that classified boards could frustrate, to the detriment of the shareholder interest, the efforts of a bidder to acquire control, or a challenger to engage successfully in a proxy contest. These elements may lead to lower stock prices.

     I urge you to support this shareholder proposal which requests the Board of Directors to repeal the Classified board and establish a policy whereby all directors are elected annually. Please vote YES for the shareholder proposal.

Statement by the Board of Directors
     The Board of Directors of the Company recommends a vote against Mr. Wollman's proposal.

     The classified Board of Directors of the Company will consist of three classes of directors, one class of three directors elected for a one year term, class of three directors elected for a two year term and one class of four directors elected for a three year term. See further discussion under Item 1 of this Proxy Statement. The classified Board provision, to which Mr. Wollman objects by submission dated July 4, 1997 was approved by the shareholders of the Company at the 1997 Annual Meeting held on June 28, 1997, just six days before Mr. Wollman's submission. Prior to the June 1997 approval by shareholders, the Board of Directors had carefully considered the matter and had approved the amendment of the Articles of Organization, classifying the Board, subject to approval by the shareholders at the 1997 Annual Meeting

      In the first place, the existence of the classified Board of Director does not preclude shareholders from approving or disapproving the performance of the Board in exercising their voting rights with respect to the election of the directors who are proposed for election at each Annual Meeting.

     Furthermore, the Board believes that the classified Board effectively limits the possibility that a third party could effect a change, including a tender offer or a sudden or surprise change in the composition of the Company's Board of Directors, without the support of the incumbent Board and accordingly, that the classified Board strengthens Ben & Jerry's ability to remain an independent, Vermont-based company, which Ben & Jerry's believes is in the best interest of the Company, its shareholders, its employees and the Vermont community.

Recommendation of the Board of Directors

         The Board of Directors recommends a vote AGAINST Mr. Wollman's proposal.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of April 20, 1998 with respect to the beneficial ownership of the outstanding shares of Class A Common Stock, Class B Common Stock and Class A Preferred Stock by (i) all persons owning of record, or beneficially to the knowledge of the Company, more than five percent of the outstanding shares of each class of Class A Common Stock, Class B Common Stock or Class A Preferred Stock, (ii) each director and executive officer of the Company individually, (iii) all directors and officers of the Company as a group and (iv) The Ben & Jerry's Foundation, Inc. The mailing address of each of the persons (except as shown in the table) is c/o the Company, 30 Community Drive, South Burlington, Vermont 05403-6828.







                           Amount of Beneficial       Amount of Beneficial              Amount of
                               Ownership of               Ownership of                 Beneficial
                                  Class A                    Class B                  Ownership of
                               Common Stock               Common Stock               Preferred Stock
                               ------------               ------------               ---------------
                                       Percentage                  Percentage                       Percentage
                            Number      of               Number       of               Number         of
                              of       Outstanding         of     Outstanding           of          Outstanding
                            Shares     Shares(1)          Shares   Shares(2)           Shares       Shares
                            ------     ---------          ------   ---------           ------       ------
Ben Cohen (3)               508,173      8.0%            488,486       56.7%              --           --
Jeffrey Furman (4) (5)       17,000         *             30,300        3.5%              --           --
Jerry Greenfield (4)        130,000      2.0%             90,000       10.4%              --           --
Perry Odak (6)              152,000      2.4%                 --          --              --           --
Elizabeth Bankowski (4)      17,045         *                 --          --              --           --
Pierre Ferrari                2,936         *                 --          --              --           --
Jennifer Henderson              524         *                 --          --              --           --
Frederick A. Miller           2,160         *                 --          --              --           --
Henry Morgan                  4,160         *                 --          --              --           --
Andrew Patti                    936         *                 --          --              --           --
Lawrence E. Benders               0        --                 --          --              --           --
Bruce Bowman                 19,327         *                 --          --              --           --
Charles Green                 1,000         *                 --          --              --           --
Angelo Pezzani               13,000         *                 --          --              --           --
Frances Rathke               26,375         *                 --          --              --           --
The Capital Group           797,500     12.5%                 --          --              --           --
Companies, Inc. (7)
     333 South Hope St.
     Los Angeles, CA 90071
The Ben & Jerry's
Foundation, Inc.                 --        --                 --          --             900         100%
*      Less than 1%
All Officers and directors
as a group (15 persons)     894,635     14.0%            608,786       70.6%              --           --


(1) Based on the number of shares of Class A Common Stock outstanding as of April 20, 1998. Each share of Class A Common Stock entitles the holder to one vote per share.
(2) Based on the number of shares of Class B Common Stock outstanding as of April 20, 1998. Each share of Class B Common Stock entitles the holder to ten votes.
(3) Under the  regulations  and  interpretations  of the Securities and Exchange
Commission, Mr. Cohen may be deemed to be a parent of the Company.
(4) By virtue of their positions as directors of The Foundation, which has the power to vote or dispose of the Class A Preferred Stock, each of Messrs.
Greenfield, a co-founder, Director and Vice Chairperson of the Company, and Furman, a Director of and formerly a consultant to the Company, and Ms.
Bankowski, an officer and Director of the Company, may be deemed, under the regulations and interpretations of the Securities and Exchange Commission, to own beneficially the Class A Preferred Stock.
(5) Does not include 210 shares of Class A Common  Stock and 105 shares of Class
B Common Stock owned by Mr. Furman's wife, as to which he disclaims beneficial ownership under the securities laws. Includes 7,000 shares held by Mr. Furman as trustee for others, which are deemed beneficially owned by Mr. Furman under rules and regulations of the Securities and Exchange Commission.
(6) Does not include 15,080 shares of Class A Common Stock beneficially owned by Mr. Odak's wife under the rules and regulations of the Securities and Exchange
Commission, as to which he disclaims beneficial ownership.
(7) The Capital Group Companies, Inc. is the parent company of Capital Research and Management Company, SMALLCAP World Fund, Inc. and Capital Guardian Trust
Company. As a result of the investment power and in some cases the voting power held by the subsidiary companies, The Capital Group Companies, Inc., is deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Securities Exchange Act of 1934.






                             EXECUTIVE COMPENSATION
                           Summary Compensation Table

Summary Compensation Table
The following table sets forth the cash compensation paid by the Company in Fiscal Years 1995 - 1997 as well as certain other compensation paid, awarded or accrued for those years to the Company's Chief Executive Officer and the Company's other executive officers during the 1997 fiscal year whose total salary and bonuses exceeded $100,000. Perry Odak became the Chief Executive Officer on January 1, 1997.







                                                                       Long-Term Compensation
                        Annual Compensation                            Awards         Payouts
                        -------------------                            ------         -------

                                                       Other            Securities                       All
Name and                                               Annual      Restricted Underlying   LTIP          Other
Principal                                              Compen-     Stock      Options/     Payouts       Compen-
Position                  Year  Salary      Bonus(2)   sation      Awards     SARS                       sation(3)
--------------------------------------------------------------    --------------------    ---------     ---------
Ben Cohen (1)             1997  $183,333          --                                                     $3,000
Chairperson               1996  $149,664          --                                                     $3,017
and CEO                   1995  $132,500          --                                                     $2,195


Jerry Greenfield          1997  $183,333          --                                                     $3,000
Vice Chairperson          1996  $149,664          --                                                     $3,017
                          1995  $132,500          --                                                     $2,195

Perry D. Odak             1997  $300,000       $100,000                          360,000                $25,000
CEO, President and        1996  $     --          --                                                         --
Director                  1995  $     --          --                                                         --


Bruce Bowman              1997  $200,000       $50,000                            27,000                 $4,131
Senior Director of        1996  $169,231       $20,000                            10,000                 $1,099
Operations                1995  $55,385        $40,000                            25,000                 $2,195

Frances Rathke            1997  $162,603       $45,000                            30,000                 $3,229
CFO  and                  1996  $145,385            --                                --                 $2,928
Secretary                 1995  $125,000        $1,281                            30,000                 $2,260

Charles Green             1997  $162,596       $40,000                            45,000                     --
Senior Director of        1996  $ 24,231          --                               5,000                     --
Sales & Distribution      1995  $     --          --                                  --                     --



(1) Ben Cohen was CEO prior to January 31, 1995.
(2) "Bonus" includes 1997 discretionary distributions under the Company's management incentive program. Bruce Bowman was awarded a bonus in accordance with his employment contract of $40,000 in 1995 and $20,000 in 1996. Ms. Rathke received $1,281 in 1995 under the Company's informal and discretionary profit sharing plan, under which executive officers and senior executives are no longer eligible.
(3) "All Other Compensation" includes Company contributions to 401(K) plans and relocation fees.


Option/SAR Grants in Fiscal 1997


                                                                                               Potential
                                                                                              Realizable
                                                                                               Value at
                                          Percentage                                        Assumed Annual
                                           of Total                                            Rates of
                                           Options/                                           Stock Price
                                             SARS           Exercise                         Appreciation
                            Options/      Granted to           or                          for Option Term
                            SARS           Employees       Base Price    Expiration
                            Granted         in 1997        (per share)      Date               5%          10%
                            -------         -------        -----------      ----               --          ---
Ben Cohen                           0           0               0                 0             0              0
Jerry Greenfield                    0           0               0                 0             0              0
Perry D. Odak                 200,000       28.8%          $10.88          12/31/06    $1,368,475     $3,467,984
                              160,000       23.1%          $10.88            1/1/07    $1,094,780     $2,774,387
Bruce Bowman                   27,000        3.9%          $13.89           6/28/07      $235,854       $597,701
Charles Green                  45,000        6.5%          $13.89           6/28/07      $393,091       $996,169
Frances Rathke                 30,000        4.3%          $13.89           6/28/07      $262,060       $664,112



Aggregated Option/SAR Exercises in 1997 and 1997 Year-End Option/SAR Values




                                  Shares
                                 Acquired                                                Value of Unexercised
                                    on                    Number of Unexercised             In-The-Money Options/
                                 Exercise    Value        Options/SARS at 12/27/97         SARS at 12/27/97
                                    (#)   Realized    Exercisable    Unexercisable    Exercisable Unexercisable
                                    ---   --------    -----------    -------------    -------------------------
Ben Cohen                           0          0             0               0                   0             0
Jerry Greenfield                    0          0             0               0                   0             0
Perry Odak                          0          0        90,000         270,000            $472,500    $1,417,500
Bruce Bowman                        0          0        15,375          46,625             $15,060       $82,920
Charles Green                       0          0         1,000          49,000              $3,750      $115,800
Frances Rathke                      0          0        14,343          46,842             $46,550      $101,400



Compensation Committee Report on Executive Compensation
     The Compensation Committee of the Board of Directors is composed of three independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission and whose names appear below. The Committee is responsible for reviewing salary and related compensation matters relating to the Chief Executive Officer and the other executive officers of the Company and making recommendations to the Board regarding compensation policy changes for the Company. The Committee also administers: the 1985 Option Plan (under which no further stock options may be granted); the 1995 Equity Incentive Plan; the 1991 Restricted Stock Plan; the 1995 Non-Employee Directors' Plan for Stock in Lieu of Directors' Cash Retainer; and the 1986 Employee Stock Purchase Plan.

      General Compensation Philosophy. The Company operates in a competitive environment of the super premium ice cream and frozen dessert industry. While applying a principle of salary compression and "linked prosperity," the Company strives to maintain compensation programs that allow the Company to respond to the competitive pressures within this industry. The Company's compensation philosophy is to offer compensation opportunities linked to the Company's three-part mission, individual performance and overall contribution to the Company's success and the enhancement of shareholder value. These compensation opportunities are intended to enable the Company to attract, retain and motivate the necessary people to ensure the Company's long-term growth, both financial and non-financial (i.e. social performance).

     Compensation Components. It is the Committee's objective to have a substantial portion of the Chief Executive Officer and the Company's other executive officers compensation contingent ("at risk") upon the Company's successful performance, as well as his or her contribution to the success in meeting its three-part mission and balancing both short and long-term goals. The compensation program for the Company's Chief Executive Officer and other executive officers consists of three main components: (1) a base salary; (2) an annual bonus; and (3) long-term incentives. The second and third constitute the "at risk" portion of the Chief Executive Officer and other executive officers' overall compensation program. These three components are in addition to the Company's employee benefits, which include hospital and health insurance, life insurance, 401(k) retirement plan and the Employee Stock Purchase Plan.

     Base Salary. The Committee annually reviews the base salary of the Chief Executive Officer and other executive officers. In determining salary adjustments, the Committee considers, in light of any contract that is in place, the Company's success in achieving its three-part mission objectives, the Officer's individual performance, and the Officer's base salary in relation to the lower-to-mid end of the competitive range of pay for the position.

     Annual Incentive Bonus. The annual incentive bonus is the first "at risk" element in the Company's compensation program. For 1997 the Chief Executive Officer recommended bonus awards for the executive officers and certain other key employees, given the Company's major improvement in its results for the second half of the year, and these awards were approved by the Compensation Committee, which also voted a bonus award for the Chief Executive Officer. For 1998 the Board has approved a business plan presented by management which establishes three-part corporate mission objectives for the year 1998, including business plan revenue and profitability targets. The Compensation Committee, with input from the Social Mission/Worklife Committee, is establishing an annual bonus target award for the Chief Executive Officer and the Chief Executive Officer is establishing bonus award targets for the other executive officers and certain other key employees.

     Long-Term Incentive Program. The long-term incentive program is the second "at risk" element of the Company's compensation program in which it is intended that the Chief Executive Officer, all other executive officers and all key employees will be eligible to participate. The Committee may also grant, from time to time, options across the board to all levels of employees and, in some cases, to consultants. The Committee views the granting of stock options as a significant method of aligning management's long-term interests with those of the shareholders. This approach brings into balance short and long-term compensation with the Company's goals, fosters the retention of key executive and management personnel and rewards the achievement of superior performance at the different employee levels within the Company. Long-term incentive awards to executives will be based upon criteria which include an individual's current position with the Company, total amount of compensation other than long-term incentive, the executive's performance in the recent period, expected contributions to the achievement of the Company's long-term performance goals, and competitive levels of stock grants. The Committee in 1997 made stock option grants for an aggregate of 694,000 shares to executive officers and key employees.

     1997 Compensation of the Chief Executive Officer. Mr. Perry Odak was hired as Chief Executive Officer for the Company on December 31, 1996 and on June 30, 1997 he also became President. As Chief Executive Officer, Mr. Odak was compensated during 1997 pursuant to an employment agreement entered into on December 31, 1996, which extends through December 31, 1999. Under the terms of the agreement, Mr. Odak received a base salary of $300,000. He was awarded in 1998 an incentive award of $100,000 for 1997 performance. In connection with entering into his Employment

Agreement, Mr. Odak received non-incentive stock options to purchase an aggregate of 360,000 shares of Class A Common Stock exercisable at $10.88 per share, the fair market value of the stock on the dates of grant by the Compensation Committee. Options for 90,000 shares became exerciseable on June 1, 1997 in accordance with the Employment Agreement. The balance of the options become exercisable at various dates specified in the Employment Agreement, subject to acceleration of vesting as to specified amounts in the event that certain financial goals are achieved and the Compensation Committee makes certain findings with respect to Mr. Odak's performance with respect to non-financial objectives in the applicable prior year, all as specified in detail in the Employment Agreement. In 1998 the Compensation Committee voted that Mr. Odak had met his non-financial objectives for the year 1997.

                               Henry Morgan, Chairperson
                               Jennifer Henderson
                               Frederick A. Miller

Certain Relationships and Related Transactions

     Under the terms of a Severance and Non-Competition Agreement between the Company and Mr. Furman, dated December 31, 1990, the Company continues to provide, at no cost to Mr. Furman, family health insurance coverage under the Company's regular employee health insurance plan. This obligation will continue until March 2, 1999.

     Mr. Cohen, a Founder of the Company, Chairperson and Director of the Company, has entered into an Employment Agreement with the Company for an employment term expiring on December 31, 1998 (renewable automatically thereafter in successive one year periods unless either Mr. Cohen or the Company gives notice to the other of non-renewal). The Agreement provides for a base salary of $200,000 per annum, subject to increases and bonuses at the discretion of the Board. The Agreement provides for a covenant not to compete during the employment term of the Agreement and for a three year period thereafter, in consideration of payment by the Company (except as otherwise provided in the Agreement) of severance equal to the then-current base salary during the three-year period. The Agreement then provides for annual payments of $75,000 for life, commencing with the end of the three year severance period, and for specified insurance benefits and contains a provision for contemplated services to be provided to the Company after the end of the term of employment and severance period.

       Mr. Greenfield, a Founder of the Company, Vice Chairperson, and Director of the Company, has entered into an Employment Agreement with the Company for a term expiring on December 31, 1998 (renewable automatically thereafter in successive one year periods unless either Mr. Greenfield or the Company gives notice to the other of non-renewal). The Agreement provides for a base salary of $200,000 per annum, subject to increases and bonuses at the discretion of the Board. The Agreement also provides for a covenant not to compete during the employment term of the Agreement and for a three year period thereafter, in consideration of payment by the Company (except as otherwise provided in the Agreement) of severance equal to the then-current base salary during the three year period. The Agreement then provides for annual payments of $75,000 for life, commencing with the end of the three year severance period, for specified insurance benefits and contains a provision for certain services contemplated to be provided to the Company after the end of the term of employment and severance period.

      Mr. Bowman, Senior Director of Operations has an Employment Agreement dated August 21, 1995, expiring August 20, 1998. The Agreement provides for an annual base salary, which may be increased by the Board (the Board has currently fixed such base salary at $200,000), and he is entitled to an incentive bonus, not exceeding 35% of his base salary (payable in cash and shares of Class A Common Stock), as determined by the Chief Executive Officer, subject to approval of the Compensation Committee. The amount of the bonus award for 1997 was $50,000. The Agreement provided for stock options on 25,000 shares of Class A Common Stock which were granted in August, 1995. The Agreement also provides for hospital and health insurance, life insurance, 401(k) retirement plan, Employee Stock Purchase Plan and other employee benefits, a covenant not to compete during the term of the Agreement and for a two year period thereafter, and for one year's continuation of then-current base salary and annual incentive award at the rates in effect on the date of termination of his employment by the Company without cause.

     Mr. Odak, Chief Executive Officer, has a three year Employment Agreement with the Company dated December 31, 1996. Under the terms of the Agreement, Mr. Odak is entitled to a base salary of $300,000 per annum, subject to increases from time to time by the Board of Directors, in its sole discretion. Mr. Odak received non-incentive stock options to purchase an aggregate of 360,000 shares of Class A Common Stock of the Company exercisable at $10.88 per share, the fair market value on the dates of grant by the Compensation Committee of the Board of Directors under the 1995 Equity Incentive Plan. These options become exercisable at various dates specified in the Employment Agreement, subject to acceleration of vesting as to specified amounts in the event that certain financial goals are achieved and the Compensation Committee makes certain findings with respect to Mr. Odak's performance in the applicable prior year, all as specified in detail in the Employment Agreement.

      The Employment Agreement may be terminated at any time by the Company for cause, as defined. If terminated for cause, the Company shall have no further obligation to Mr. Odak, other than for base salary through the date of termination, and any options that are vested shall continue to be exercisable for thirty days (unless terminated by the vote of the Compensation Committee). All other options terminate.

      The Company may also terminate the Employment Agreement other than for cause, in which event the Company has a continuing obligation to pay Mr. Odak his base amount at the rate in effect on the date of termination for the monthly periods specified in the Agreement, which are dependent upon the date of such termination. Additionally, the Company will continue to contribute, for the period during which the base amount is continued, the cost of Mr. Odak's participation (including his family) in the Company's group medical and hospitalization insurance plans and group life insurance plan. Upon such termination, unvested options shall become exercisable to the extent so provided by the Agreement.

      Mr. Odak may terminate his employment with the Company for good reason, as defined (in the absence of cause). In the event of such termination, base amount, benefits and options (including acceleration, period of exercisablilty and termination of options) shall be paid or provided in the same manner and extent as for a termination by the Company other than for cause.

     During the year ended December 27, 1997, the Company purchased Rain Forest Crunch cashew-Brazil nut buttercrunch candy to be included in Ben & Jerry's Rain Forest Crunch flavor ice cream for an aggregate purchase price of approximately $800,000 from Community Products, Inc., a company of which Messrs. Cohen and Furman were the principal shareholder and directors. The candy was purchased from Community Products, Inc. at competitive prices and on standard terms and conditions. Community Products, Inc. filed for protection under Chapter 11 of the US Bankruptcy Code in early 1997, its business was sold and the matter (and related litigation) is pending in US Bankruptcy Court. Ben & Jerry's located an alternative supplier for cashew-Brazil nut buttercrunch. The termination of Ben & Jerry's relationship with Community Products, Inc. had no material effect on the Company's business.

     In 1997, the Company paid a $60,000 fee to The Kaleel Jamison Consulting Group, Inc. for its role in the Company's hiring of Mr. Richard Doran, Senior Director of Human Resources. Mr. Frederick A. Miller, a director of the Company, is President of Kaleel Jamison Consulting Group, Inc. Prior to joining the Company Mr. Doran was an employee of Kaleel Jamison Consulting Group, Inc.

     In December 1997, the Company advanced $140,000 to Mr. Lawrence E. Benders, Chief Marketing Officer, under a non-interest bearing bridge loan for the purchase of his home in Vermont. In January 1998 this bridge loan was paid in full by Mr. Benders.

     During 1997, the Company paid $20,000 to Mr. Andrew Patti for services as Chairman of the Executive Committee.

Stock Performance Graph

The following graph sets forth information comparing the cumulative total return to holders of the Company's Common Stock (Class A and Class B) over the last five years (the "Measuring Period") with 1 the cumulative total return of the NASDAQ Stock Market Index (U.S.) and 2 the cumulative total return of the Standard and Poors Food Index, assuming in each case the investment of $100 on December 31, 1992. The yearly change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for each fiscal year, assuming dividend reinvestment, and (b) the change in share price between the beginning and end of the Measuring Period, by (ii) the share price at the beginning of the Measuring Period. The Company has not paid any cash dividends.

                        BEN & JERRY'S   S&P FOODS
                         HOMEMADE        INDEX        NASDAQ
12/31/92                      100          100         100
3/31/93                    110.53        96.46      101.88
6/30/93                     89.47        89.37      103.83
9/30/93                     68.42        87.47      112.58
12/31/93                    56.58        91.77      114.79
3/31/94                     58.77        88.86      109.97
6/30/94                     59.21        89.48      104.83
9/30/94                     49.12        96.93      113.51
12/31/94                    33.33       102.58      112.21
3/31/95                     41.67       106.06      122.28
6/30/95                     48.25       115.63      139.87
9/30/95                     65.79       120.37      156.70
12/31/95                    51.75       130.85      158.56
3/31/96                     57.89       132.83      166.08
6/30/96                     59.65       136.02      179.64
9/30/96                     44.30       148.56      186.04
12/31/96                    38.16       155.03      195.18
3/31/97                     45.18       167.01      184.61
6/30/97                     48.25       190.20      218.45
9/30/97                     45.18       198.06      255.40
12/31/97                    54.39       222.19      239.53



The above stock performance graph is required by regulations adopted by the Securities and Exchange Commission.

Stock  Ownership  Filings
Under the securities laws of the United States, the Company's directors, certain of its officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during 1997. All of these filing requirements were satisfied by its directors and officers and, to the Company's knowledge and belief, ten percent holders.


                               VOTING INFORMATION

Consistent with state law and under the Company's By-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as Judges of Election for the meeting.

The ten nominees for election as Directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of Directors shall be elected Directors. A majority of the votes properly cast on the matter is necessary to approve any other matter which comes before the Annual Meeting, except where law (as in the case of Item 2) or the Company's Articles of Organization or By-laws require otherwise.

The Judges of Election will count the total number of votes cast "for" approval of proposals, other than the election of Directors, for purposes of determining whether sufficient affirmative votes have been cast. The Judges of Election will count shares represented by proxies that withhold authority to vote for a nominee for election as a Director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on the matter.

                                  MISCELLANEOUS

Each of the Compensation Committee Report on Executive Compensation and the Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company later specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                             SHAREHOLDER PROPOSALS

Any shareholder proposal intended for presentation at the 1999 Annual Meeting must be received by the Secretary of the Company at the Company's headquarters in South Burlington, Vermont by January 31, 1999.

                                     GENERAL

The proxy confers discretionary authority with respect to any other business which may come before the Annual Meeting of Shareholders, including rules for the conduct of the meeting. The Board of Directors knows of no other matter to be presented at the Meeting. It is the intention of the persons named as proxies to vote the shares to which the proxies relate according to their best judgment if any matters not included in the Proxy Statement do properly come before the Meeting, unless the contrary is indicated.

In addition to the solicitation of proxies by mail, management and employees of the Company may also assist in soliciting proxies in person or by mail, telecopy, telephone and personal interviews for which they will receive no additional compensation. The costs of solicitation of proxies will be borne by the Company. The Company has retained ___to aid in the solicitation of proxies, at an estimated cost of $____ plus reimbursement of reasonable out-of-pocket expenses. The Company will also reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals or other beneficial owners of capital stock of Ben & Jerry's.

You are encouraged to exercise your right to vote by marking the appropriate boxes, and dating and signing the enclosed proxy card. It is not necessary to mark any box if you wish to vote in accordance with the recommendations of the Board of Directors. The proxy card may be returned in the enclosed envelope, which is postage-paid if mailed in the United States.
A prompt response will be helpful and your cooperation is appreciated.


                                     By order of the Board of Directors,


                                     Frances G. Rathke
                                     Secretary


South Burlington, Vermont
May 15, 1998

                                                                      EXHIBIT A
                 Proposed Amendment to Articles of Organization

The aggregate number of shares of capital stock which this Corporation shall have authority to issue is 24,000,900 of which 20,000,000 shares shall be designated as Class A Common Stock, $.033 par value per share, 3,000,000 shares shall be designated as Class B Common Stock, $.033 par value per share, 900 shares shall be designated as $1.20 Class A Preferred Stock, $1.00 par value per share, and 1,000,000 shares shall be designated as Class B preferred Stock, $1.00 par value per share. The Class A Common Stock and the Class B Common Stock are sometimes referred to together as the "Common Stock".

C. Class B Preferred Stock

The Board of Directors may determine, in whole or in part, the preferences, limitations and relative rights (within the limitations set forth in Section
6.01 of the Vermont Business Corporations Act) of
     (i)the Class B Preferred Stock before the issuance of any shares of such class, or;
     (ii) one or more series within the Class B Preferred Stock before the issuance of any shares of that series of Class B Preferred Stock.